Exhibit 99.02
FOR IMMEDIATE RELEASE
January 28, 1999
Contact:  Tim Rigas, Adelphia Communications Corporation, (814) 274-9830


                  ADELPHIA ANNOUNCES REPURCHASE AGREEMENTS WITH
             FPL GROUP, INC. ON ADELPHIA STOCK AND OLYMPUS INTERESTS

COUDERSPORT, PA, - Adelphia Communications Corporation (Adelphia) (NASDAQ:
ADLAC) today announced that Adelphia has reached an agreement to repurchase the Adelphia stock owned by Telesat Cablevision, Inc., a subsidiary of FPL Group, Inc. (NYSE: FPL) and to acquire the interests held by Telesat in Adelphia's joint venture partnership, Olympus Communications, L.P.

Adelphia has agreed to purchase from Telesat the 1,091,524 shares of Adelphia Class A Common Stock it owns, and the 20,000 shares of Adelphia Convertible Preferred Stock it owns which are convertible into an additional 2,358,490 shares of Class A Common Stock, for a fully diluted total of 3,450,014 shares.

Adelphia and Telesat also agreed to a redemption of Telesat's interests in Olympus by July 11, 1999. The transaction is subject to applicable approvals of third parties or governmental authorities.

The aggregate purchase price for these transactions will be approximately $257,213,000.

Adelphia Communications Corporation is the seventh largest domestic cable television operator, currently providing cable television service to over 2.4 million customers.